For More Information:
Public Relations Pam Sullivan Phase Forward 781-902-4502 pam.sullivan@phaseforward.com	Investor Relations Karen Vahouny Qorvis Communications 703-744-7809 kvahouny@qorvis.com

PHASE FORWARD REPORTS THIRD QUARTER FINANCIAL RESULTS

— Company Reports Quarterly Revenue Growth of 17.3% Over Same Period Last Year—

     Waltham, MA – November 4, 2004 – Phase Forward (NASDAQ: PFWD), a leading provider of data management solutions for clinical trials and drug safety, today announced its financial results for the quarter ended September 30, 2004.

     Total revenues for the third quarter of 2004 were $19.0 million, a 17.3% increase compared to revenues of $16.2 million in the same quarter of the prior year. Net income was $322,000 compared to a net loss of $108,000 for the third quarter of 2003. A charge of $417,000 associated with the accretion of the company’s preferred stock resulted in a net loss applicable to common stockholders of $95,000, or $0.00 per share, compared to a net loss applicable to common stockholders of $2.0 million, or $0.60 per share, for the third quarter of last year. Future quarters will not be affected by charges associated with the accretion of preferred stock, given the automatic conversion of all preferred stock into shares of common stock upon the completion of the company’s recent initial public offering. Income from operations was $976,000 compared to a $31,000 loss from operations for the third quarter of 2003. Non-GAAP income from operations for the third quarter of 2004, excluding stock-based expenses of $684,000, was $1.7 million compared to $375,000 for the third quarter of 2003, which excludes stock-based expenses of $406,000.

     According to Bob Weiler, chief executive officer and president, “By every measure, the third quarter was an excellent one. During the quarter, we signed contracts in virtually all of our customer segments, including a new license with GlaxoSmithKline (GSK), a renewal with a global contract research organization, additional work with academic research organizations, and signing on biotechnology companies on the east and west coasts.”

     He continued, “Our key performance indicators clearly reflect our market traction. We see significant growth in the number of end user investigators certified and trained on our InForm™ product as well as our market position in clinical trials automation validated by the cumulative number of trials that have used or are using the InForm tool.

     “We are seeing real momentum in the market as more and more companies see the value and the competitive necessity of using our clinical automation solutions to help bring their products to market faster and in a more cost-effective manner. This translates into a direct benefit to our clients by expanding their revenue opportunity over a longer period given the fixed patent life for their products,” Weiler concluded.

     For the first nine months of 2004, total revenues rose 17.1% to $53.7 million compared to $45.8 million for the same period last year. The company’s net income for the first nine months of 2004 rose to $1.1 million compared to a net loss of $2.8 million for the same period last year. The accretion of preferred stock and declared dividend totaled $9.0 million in the first nine months of 2004, resulting in a net loss applicable to common stockholders of $7.8 million, or $0.70 per share. This compares to accretion of preferred stock of $5.8 million in the first nine months of 2003, for a net loss applicable to common stockholders of $8.5 million, or $2.55 per share. Income from operations for the first nine months of 2004 was $2.8 million compared to a loss from operations of $2.6 million for the same period last year. Non-GAAP income from operations for the first nine months of 2004, excluding stock-based expenses of $1.6 million, was $4.4 million compared to a net loss from operations of $2.1 million for the same period last year, which excludes stock-based expenses of $474,000. The attached table presents a reconciliation of GAAP to non-GAAP income from operations.

Company Highlights

•	The contract with GSK is the largest license in our company history. We believe this may also be the largest electronic data capture contract in the industry.

•	We expanded our relationship with Harvard Clinical Research Institute and won new work with biotechnology companies on both coasts.

•	At the end of 2003, 25,000 end user investigators were certified and trained on our InForm electronic data capture solution. By the end of the third quarter of 2004, that number doubled to 50,000.

•	The cumulative number of trials that have used or are using our InForm software is now well over 500, which does not even factor in trials in our backlog that have yet to begin.

Financial Highlights

•	Quarterly revenues and non-GAAP operating income grew on a sequential basis as well as on a year-over-year basis.

•	License revenues grew to 38.7% of total revenues in the third quarter of this year compared to 33.2% of total revenues in the third quarter of 2003.

•	The total gross margin for the quarter increased to $11.6 million, or 61.1% of third quarter 2004 revenues, from $8.3 million, or 51.0% of revenues, for the corresponding period of 2003.

•	The company generated net cash from operations of $10.0 million for the first nine months of 2004 compared to net cash usage of $22,000 for the first three quarters of 2003. Cash related balances at the end of September 2004 were $60.1 million.

•	Proceeds, net of underwriters discounts and offering-related expenses, for the company’s initial public offering, including the exercise of the underwriters over allotment option, were $36.6 million.

Financial Outlook

     According to John Schickling, senior vice president and chief financial officer, “We currently expect fourth quarter revenues to be in the range of $19.3 million to $19.8 million which is up from the third quarter revenue. We believe that fourth quarter operating income will be in the range of $1.3 million to $1.8 million. Operating income may fluctuate slightly from quarter to quarter based on the timing of incremental investments in certain service or operating expense areas, or as a result of accounting treatment for the service portion of large new enterprise contracts, where service related revenue is recognized over the term of the contract, but the cost of providing that revenue is expensed as incurred, primarily during the initial phase of the contract. Relative to our prior guidance on annual backlog growth, we continue to expect the annual backlog growth to be in the range of 20-25% for this year.”

     The company plans to host its investor conference call today at 6:00 pm EST. The investor conference call will be available via live web cast on Phase Forward’s web site at www.phasefoward.com under the tab “Investors.” To participate by telephone, the domestic dial-in number is 888-396-2386 and the international dial-in is 617-847-8712. The access code is 69501804. Investors are advised to dial-in at least five minutes prior to the call to register. The web cast will be archived for seven days: from 8:00 p.m. Thursday, November 4, until 8:00 p.m. Thursday, November 11, 2004.

About Phase Forward
Phase Forward is a leading provider of integrated data management solutions for clinical trials and drug safety. The company helps pharmaceutical, biotechnology, and medical device companies bring needed drugs and therapies to market faster and more safely. Phase Forward offers proven solutions in electronic data capture (EDC), clinical data management (CDM), and adverse event reporting (AER). Phase Forward products and services have been utilized in over 10,000 clinical trials involving more than 1,000,000 clinical trial study participants at over 200 organizations worldwide including: AstraZeneca, Aventis, Biogen Idec, Boston Scientific, Cedars-Sinai, Eli Lilly, GlaxoSmithKline, Guidant, Procter & Gamble, Quintiles, and Schering-Plough Research Institute. Additional information about Phase Forward is available at www.phaseforward.com.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Phase Forward’s expectations concerning management’s forecast of financial performance, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Phase Forward’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, changes in the pharmaceutical, biotechnology and medical device industries; our ability to convince entities engaged in clinical trials to shift from traditional paper-based methods of collecting clinical trial data to electronic systems; competition; changing customer requirements or in regulations and regulatory guidance applicable to our customers or potential customers; our ability to achieve and maintain profitability; our ability to operate in an emerging market; market acceptance of our software products and hosted solutions; fluctuations in our operating results; the length of our sales and implementation cycles; our dependence on one or more customers; interruptions or delays in service from our third party providers; failure of our technology and products; the global nature of our business; our ability to maintain customer relationships and contracts; our ability to protect our intellectual property and other proprietary rights; claims that we or our technologies infringe upon the intellectual property or other proprietary rights of a third party; our dependence on a limited number of suppliers; product liability claims relating to our products or services or our customers’ use of our products or services; governmental regulation; acquisitions; our ability to retain our personnel and hire additional skilled personnel; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; our ability to comply with operating and financial covenants in our loan agreement; our ability to properly protect personal medical information in connection with the conduct of clinical trials and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Phase Forward undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Phase Forward, see the disclosure contained in Phase Forward’s public filings with the Securities and Exchange Commission including, without limitation, its most recent Registration Statement on Form S-1.

Non-GAAP Financial Information
Phase Forward provides non-GAAP operating and net income (loss) data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Phase Forward’s management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliation’s of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

Phase Forward Incorporated and Subsidiaries
Table of Reconciliation from GAAP to Non-GAAP
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2003	2004	2003	2004
GAAP income (loss) from operations	$(31)	$976	$(2,589)	$2,797
Stock based expenses	406	684	474	1,603
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Non-GAAP income (loss) from operations	$375	$1,660	$(2,115)	$4,400

Phase Forward Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except per share amounts)

	As of	As of
	December 31,	September 30,
	2003	2004
Assets
Current assets:
Cash and cash equivalents	$19,046	$58,861
Short-term investments	—	1,279
Accounts receivable, net of allowance of $425 and $470 in 2003 and 2004, respectively	22,947	14,266
Deferred set up costs, current portion	1,115	1,268
Prepaid commissions and royalties, current portion	2,192	3,113
Prepaid expenses and other current assets	1,434	2,340

Total current assets	46,734	81,127

Property and equipment, net	5,299	5,408
Restricted cash, net of current portion	1,611	—
Deferred set up costs, net of current portion	697	495
Prepaid commissions and royalties, net of current portion	2,527	3,151
Goodwill	23,780	22,128
Other assets	196	200

Total assets	$80,844	$112,509

Liabilities and Stockholders’ (Deficit) Equity
Current Liabilities:
Lines of credit	$2,500	$—
Current portion of notes payable	2,218	2,850
Accounts payable	947	1,603
Accrued expenses	10,973	12,051
Restructuring accrual	1,989	970
Deferred revenue, current portion	33,050	31,392

Total current liabilities	51,677	48,866

Notes payable, net of current portion	1,970	2,339
Restructuring accrual, net of current portion	497	—
Deferred revenue, net of current portion	4,738	2,501
Deferred rent	288	1,270

Total liabilities	59,170	54,976

Redeemable convertible preferred stock at redemption value	123,951	—
Redeemable convertible preferred stock warrant	169	—
Stockholders’ (deficit) equity:
Common stock, $.01 par value:
Authorized—32,804 and 100,000 shares in 2003 and 2004, respectively
Issued—3,602 and 32,372 shares in 2003 and 2004, respectively	36	324
Additional paid-in capital	—	165,308
Subscription receivable	(627)	(113)
Deferred stock-based compensation	(2,333)	(2,210)
Treasury stock, 37 shares at cost in 2003 and 2004	(111)	(111)
Accumulated other comprehensive loss	(500)	(545)
Accumulated deficit	(98,911)	(105,120)

Total stockholders’ (deficit) equity	(102,446)	57,533

Total liabilities and stockholders’ (deficit) equity	$80,844	$112,509

Phase Forward Incorporated and Subsidiaries
Condensed Consolidated Statement of Operations
(unaudited)
(in thousands, except per share amounts)

	Three Months		Nine Months
	Ended		Ended
	September 30,		September 30,
	2003	2004	2003	2004
Revenues:
License	$5,385	$7,352	$15,315	$19,875
Service	10,818	11,657	30,511	33,789

Total revenues	16,203	19,009	45,826	53,664
Costs of revenues:
License	553	501	1,882	1,371
Service(1)	7,380	6,890	21,567	20,513

Total cost of revenues	7,933	7,391	23,449	21,884
Gross margin:
License	4,832	6,851	13,433	18,504
Service	3,438	4,767	8,944	13,276

Total gross margin	8,270	11,618	22,377	31,780

Operating expenses:
Sales and marketing(1)	3,338	3,509	9,769	10,350
Research and development(1)	2,554	3,170	7,746	9,124
General and administrative(1)	2,409	3,963	7,451	9,509

Total operating expenses	8,301	10,642	24,966	28,983

Income (loss) from operations	(31)	976	(2,589)	2,797
Other income (expense):
Interest income	28	138	87	310
Interest expense	(88)	(45)	(273)	(255)
Other income (expense)	99	(143)	242	(72)

Total other income (expense)	39	(50)	56	(17)

Income (loss) before provision for income taxes	8	926	(2,533)	2,780
Provision for income taxes	116	604	252	1,645

Net income (loss)	(108)	322	(2,785)	1,135
Accretion of preferred stock and dividend declared	1,918	417	5,754	8,953

Net loss applicable to common stockholders	$(2,026)	$(95)	$(8,539)	$(7,818)

Net loss per share applicable to common stockholders — basic and diluted	$(0.60)	$(0.00)	$(2.55)	$(0.70)

Weighted average number of common shares used in net loss per share calculations — basic and diluted	3,399	26,249	3,354	11,149

(1) Amounts include stock based expenses, as follows:
Costs of service revenues	$232	$26	$234	$76
Sales and marketing	70	31	95	111
Research and development	68	69	109	248
General and administrative	36	558	36	1,168

Total stock based expenses	$406	$684	$474	$1,603

Phase Forward Incorporated and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(unaudited)
(in thousands)

	Nine Months Ended
	September 30,
	2003	2004
Operating activities
Net income (loss)	$(2,785)	$1,135
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,961	2,270
Stock-based compensation	474	1,603
Foreign currency exchange gain (loss)	(257)	65
Provision for allowance for doubtful accounts	—	165
Non-cash income tax expense	—	1,652
Deferred rent	(62)	976
Changes in assets and liabilities:
Accounts receivable	927	8,394
Deferred costs	(664)	(1,502)
Prepaid expenses and other current assets	244	(902)
Accounts payable	12	667
Accrued expenses	(701)	(698)
Deferred revenue	(1,171)	(3,831)

Net cash provided by (used in) operating activities	(22)	9,994

Investing activities
Purchase of short term investments	—	(1,279)
Purchase of property and equipment	(2,375)	(2,385)
Decrease in restricted cash, net	311	1,611
Decrease (increase) in other assets	187	(10)

Net cash used in investing activities	(1,877)	(2,063)

Financing activities
Proceeds from issuance of notes payable and borrowings under lines of credit	2,570	2,928
Payments on lines of credit and notes payable	(2,823)	(4,428)
Payment of dividend payable	—	(4,700)
Stock issuance costs	—	(5,215)
Repurchase of restricted common stock	(111)	—
Proceeds from issuance of common stock	112	42,815
Proceeds from repayment of subscriptions receivable	—	514

Net cash provided by (used in) financing activities	(252)	31,914

Effect of exchange rate changes on cash and cash equivalents	626	(30)

Net change in cash and cash equivalents	(1,525)	39,815
Cash and cash equivalents at beginning of year	17,960	19,046

Cash and cash equivalents at end of period	$16,435	$58,861

Non-cash financing activities
Accretion of Series B, C, and D redeemable convertible preferred stock to redemption value	$5,754	$4,253